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                                                                     EXHIBIT 8.1



            LIST OF SIGNIFICANT SUBSIDIARIES AS OF DECEMBER 31, 2004

1) DIRECT INTEREST

NAME OF THE COMPANY           PLACE OF INCORPORATION                    COUNTRY
Telerj Celular S.A.             Rio de Janeiro - RJ                     Brazil
Telest Celular S.A.                Vitoria - ES                         Brazil